SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2003

MEDICSIGHT, INC.

(Exact Name of  Registrant as Specified in Its Charter)

Delaware	0-26886	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46 Berkeley Square, London, W1J 5AT, United Kingdom
(Address of Principal Executive Offices) (Zip Code)

011-44 20 7598-4070
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Item 5.  Other Events.

On January 27, 2004, the Company amended its Certificate of Incorporation to increase the number of shares the Company is authorized to issue from 25,000,000 shares to 40,000,000 shares.  This amendment was approved by a majority of the stockholders of the Company.  An Information Statement setting forth the details of the amendment was distributed to shareholders on December 22, 2003.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits.

3                                          Composite Certificate of Incorporation, as amended and currently in effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICSIGHT, INC.

	By:	/s/ STEPHEN FORSYTH
Stephen Forsyth
Chairman

Date: January 30, 2004